Exhibit 10.2
Amendments
to
FedEx Corporation
1993, 1995, 1997, 1999 and 2002 Stock Incentive Plans,
2001 Restricted Stock Plan
and
Incentive Stock Plan
1993, 1995, 1997, 1999 and 2002 Stock Incentive Plans and Incentive Stock Plan
Each of Paragraph 6(i) of the FedEx Corporation 1993 Stock Incentive Plan, as amended, Paragraph 7 of the FedEx Corporation 1995 and 1999 Stock Incentive Plans, as amended, Paragraph 8 of the FedEx Corporation 1997 and 2002 Stock Incentive Plans, as amended, and Paragraph 9(f) of the FedEx Corporation Incentive Stock Plan, as amended, is hereby amended by adding the following sentence at the end of each paragraph:
“Notwithstanding, in a manner determined by the Committee, optionee shall have the right to designate a beneficiary or beneficiaries who shall be entitled to exercise any rights and to receive any payments or distributions with respect to an option following the optionee’s death. If no beneficiary has been designated or survives the optionee, an outstanding option may be exercised by the legal representative of the optionee’s estate.”
Each of Paragraphs 6(e), (f) and (g) of the FedEx Corporation 1993 Stock Incentive Plan, as amended, the first three paragraphs of Paragraph 6(d) of the FedEx Corporation 1995, 1997, 1999 and 2002 Stock Incentive Plans, as amended, and Paragraphs 9(c)(4)(i, ii, iii) of the FedEx Corporation Incentive Stock Plan, as amended, shall be amended by deleting that part of such paragraphs following the words “legal representative of the estate” and substituting in lieu thereof the following:
“or by the beneficiary, if any, designated by the optionee for a period of twelve months from the date of the optionee’s death or the expiration of the stated period of the option, whichever period is the shorter.”
2001 Restricted Stock Plan
Paragraph 8(b) of the FedEx Corporation 2001 Restricted Stock Plan, as amended, is hereby amended by adding the following sentence at the end of the paragraph:
“Notwithstanding, in a manner determined by the Committee, participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to receive any payments or distributions with respect to an award following the participant’s death. If no beneficiary has been designated or survives the participant, an outstanding award shall become payable to the personal representative of the participant’s estate.”

Incentive Stock Plan
Paragraph 8(d) of the FedEx Corporation Incentive Stock Plan, as amended, is hereby amended by adding the following sentence at the end of each paragraph:
“Notwithstanding, in a manner determined by the Committee, Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to receive any payments or distributions with respect to a Restricted Stock Award following the Participant’s death. If no beneficiary has been designated or survives the Participant, an outstanding Restricted Stock Award shall become payable to the personal representative of the Participant’s estate.”
Approved by the Compensation Committee on March 11, 2011

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